Execution Version
Exhibit 10.1

STOCK PURCHASE AGREEMENT

by and between

TXNM ENERGY, INC.

and

ZIMMER PARTNERS, LP
ZP MASTER UTILITY FUND LTD.
ZIMMER MASTER INFRASTRUCTURE FUND, LP
ZP MASTER MIDCAP FUND, LTD.
COMPASS OFFSHORE SAV II PCC LIMITED
COMPASS SAV II L.L.C.

Dated as of June 24, 2025

STOCK PURCHASE AGREEMENT
This STOCK PURCHASE AGREEMENT, dated as of June 24, 2025 (this “Agreement”), is entered into by and between TXNM Energy, Inc., a New Mexico corporation (the “Company”), Zimmer Partners, LP (“Zimmer Partners”) and each purchaser (each, a “Purchaser” and together with Zimmer Partners, the “Zimmer Parties”) listed on Schedule I hereto.
RECITALS
WHEREAS, the Company wishes to sell an aggregate of 3,615,003 shares of its common stock, no par value (the “Company Common Stock” and the shares of Company Common Stock purchased hereunder, the “Shares”), to the Purchasers as set forth on Schedule I, and each Purchaser wishes to purchase the Shares as set forth on Schedule I.
NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE I.
DEFINITIONS
Section 1.1.    Definitions. For purposes of this Agreement, the following terms shall have the following meanings:
“Acquisition Proposal” has the meaning specified in the Merger Agreement.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly, controlling, controlled by, or under common control with, such Person.
“Agreement” has the meaning specified in the Introduction.
“Bankruptcy and Equity Exception” has the meaning specified in the Merger Agreement.
“Blackout Notice” has the meaning specified in Section 2(b) of Exhibit A.
“Blackout Period” has the meaning specified in Section 2(b) of Exhibit A.
“Business Day” means any day other than a Saturday or Sunday or a day on which banks are required or authorized to close in the United States in New York, New York.
“Closing” has the meaning specified in Section 2.3(a).
“Closing Date” has the meaning specified in Section 2.3(a).
“Company” has the meaning specified in the Introduction.
“Company Change of Recommendation” has the meaning specified in the Merger Agreement.
“Company Common Stock” has the meaning specified in the Recitals.
“control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Act Documents” means (i) the Form 10-K, (ii) the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the Commission on May 9, 2025, (iii) the Company’s Additional Definitive Proxy Soliciting Materials on Schedule 14A filed with the Commission on May 20, 2025 and (iv) the Company’s Current Reports on Form 8-K filed with the Commission on January 22, 2025, February 14, 2025, February 27, 2025, April 23, 2025, May 14, 2025, May 15, 2025, May 19, 2025 (as amended by the Form 8-K/A filed on May 22, 2025), May 27, 2025 and June 20, 2025 (in each case, excluding those portions furnished pursuant to Item 2.02 and Item 7.01, if applicable).
“Excluded Information” means additional information relating to the Company and the Merger that may be included in the Proxy Statement, including, without limitation, information regarding the background of the Merger, information regarding executive compensation matters relating to the Merger, and financial projections provided to the prospective purchaser in connection with the Merger.
“Excluded Securities” has the meaning specified in Section 4.5.
“Form 10-K” means the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission on February 28, 2025.
“Governmental Entity” has the meaning specified in the Merger Agreement.
“Holder” has the meaning specified in Section 2 of Exhibit A.
“Law” has the meaning specified in the Merger Agreement.
“Lock-Up Period” has the meaning specified in Section 6.1.
“Losses” has the meaning specified in Section 5(a) of Exhibit A.
“Merger” has the meaning specified in the Merger Agreement.
“Merger Agreement” means the Agreement and Plan of Merger, dated as of May 18, 2025 , by and among Parent, Merger Sub and the Company.
“Merger Sub” means Troy Merger Sub Inc., a Delaware corporation.
“Parent” means Troy ParentCo LLC, a Delaware limited liability company.
“Per Share Price” has the meaning specified in Section 2.1.
“Person” means an individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).
“Proxy Statement” has the meaning specified in the Merger Agreement.
“Purchaser” has the meaning specified in the Introduction.
“Registrable Shares” means the Shares, and any Company Common Stock or other securities of the Company or any successor entity which may be issued or distributed in respect of the

Registrable Shares by way of stock dividend or stock split or other distribution, recapitalization, merger, conversion or reclassification.
“Registration Rights” has the meaning specified in Section 2.2.
“Representative” has the meaning specified in the Merger Agreement.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Shares” has the meaning specified in the Recitals.
“Shelf Registration Statement” has the meaning specified in Section 2(a) of Exhibit A.
“subsidiary” or “subsidiaries” means, with respect to any Person (i) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which 50% or more of the total voting power of shares of stock or other equity interests of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof and (ii) any partnership, joint venture or limited liability company of which (a) 50% or more of the capital accounts, distribution rights, total equity or voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (b) such Person or any subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Transfer” has the meaning specified in Section 6.1.
“Zimmer Parties” has the meaning specified in the Introduction.
“Zimmer Partners” has the meaning specified in the Introduction.
ARTICLE II.
PURCHASE AND SALE OF THE SECURITIES
Section 2.1.    Issuance and Sale of Securities. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Company agrees to issue, sell and deliver to each Purchaser, and each Purchaser agrees to purchase from the Company, for a purchase price of $55.325 per Share (the “Per Share Price”) the number of Shares indicated for such Purchaser by such Purchaser’s name on Schedule I.
Section 2.2.    Registration Rights. Each Purchaser shall have the rights to registration under the Securities Act of the Registrable Shares, on the terms and subject to the conditions set forth in Exhibit A (the “Registration Rights”).
Section 2.3.    Closing and Delivery.
(a)    The consummation of the purchase and sale of the Shares hereunder (the “Closing”) shall take place (i) upon three (3) Business Day following the date on which the New York

Stock Exchange has authorized the listing of the Shares, and (ii) at the offices of Troutman Pepper Locke LLP, or such other date, time and place as the Company and the Purchasers shall mutually agree in writing (the date of the Closing being the “Closing Date”).
(b)    At the Closing, the Company shall deliver to each Purchaser evidence reasonably satisfactory to such Purchaser that the Company has made appropriate book entry notation reflecting the issuance of the Shares, representing the number of Shares which such Purchaser is purchasing from the Company, against delivery to the Company of a wire transfer of immediately available funds in US dollars to the order of the Company in the aggregate amount equal to the Per Share Price times the number of Shares to be purchased by such Purchaser in accordance with Section 2.1, and the Company shall register such Purchaser as the holder of such Shares in the register of holders of the Company Common Stock.
Section 2.4.    Restrictive Legend. The Shares shall bear an appropriate notation of the following legend until such time as (i) such Shares are sold pursuant to an effective registration statement under the Securities Act, (ii) the Lock-Up Period has expired and such Shares are eligible for resale in reliance on Rule 144 under the Securities Act without restriction or limitation (including such restrictions or limitations under paragraph (c), (d), (e), (f), (g) and (h) of Rule 144), or (iii) the Lock-Up Period has expired and the applicable Purchaser or any transferee thereof delivers an opinion of counsel reasonably acceptable to the Company to the effect that such legend is no longer required under the Securities Act:
THESE SECURITIES WERE SOLD IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AND MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IF REGISTERED UNDER THE SECURITIES ACT OF 1933 OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THESE SECURITIES ARE SUBJECT TO THE PROVISIONS OF THE STOCK PURCHASE AGREEMENT, DATED AS OF JUNE 24, 2025, BY AND BETWEEN THE COMPANY AND THE PURCHASER NAMED THEREIN AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to each Purchaser that:
Section 3.1.    Due Incorporation and Qualification. Each of the Company and the Company’s significant subsidiaries (within the meaning of Rule 1-02(w) of Regulation S-X under the Exchange Act) has been duly incorporated or organized, is validly existing as a corporation or other business entity in good standing under the Laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own, lease and operate its properties and assets, and conduct its business, as described in the Exchange Act Documents.
Section 3.2.    Capitalization. The Company has an authorized capitalization as set forth in the Form 10-K.
Section 3.3.    Shares. The Shares to be issued and sold by the Company pursuant to this Agreement have been duly and validly authorized; such Shares, when issued and delivered in accordance with the terms of this Agreement will be validly issued, fully paid, non-assessable, free and clear of all liens and encumbrances (other than the restrictions on transfer or other encumbrances provided for in this Agreement) and will conform in all material respects to the description of the Company Common Stock in Exhibit 4.1 to the Form 10-K. Shareholders of the Company have no preemptive rights with respect to the issuance of the Shares.
Section 3.4.    Company Disclosures. The Exchange Act Documents, taken together as a whole, do not as of the date hereof contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made (it being understood and agreed by the Purchaser that the omission of any Excluded Information shall not be deemed to be an omission of information for purposes of this representation).
Section 3.5.    Listing and Maintenance Requirements. The Company Common Stock has been registered pursuant to Section 12(b) of the Exchange Act, and the Company has not taken any action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Company Common Stock under the Exchange Act (other than as a result of the consummation of the transactions contemplated by the Merger Agreement) nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from the New York Stock Exchange to the effect that the Company is not in compliance with the listing or maintenance requirements of the New York Stock Exchange.
Section 3.6.    WKSI Status. The Company is a “well-known seasoned issuer” and is not an “ineligible issuer” (as such terms are defined in Rule 405 under the Securities Act).
Section 3.7.    Investment Company. The Company is not, and after giving effect to the offer and sale of the Shares and the application of the proceeds thereof, will not be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended.
Section 3.8.    Authority. The Company has all requisite corporate power and authority, and has taken all corporate action necessary, to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Company. Assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.
Section 3.9.    No Conflicts. The execution, delivery and performance of this Agreement by the Company, the issue, sale and delivery of the Shares pursuant to this Agreement, and the consummation of the transactions contemplated hereby, does not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in the loss of a benefit under, or give rise to any right of payment (other than payment of the Per Share Price on each Share pursuant to the terms, and subject to the conditions of, this Agreement), reimbursement, termination, revocation, cancellation, amendment, creation, modification or acceleration of, or impose any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, or any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any breach or violation of the provisions of the charter, by-laws or other organizational documents of the Company or any of its subsidiaries; or (iii) result in any violation of any Law, except, in the case of clauses (i) and (iii), any such conflict, breach or violation which, if it did exist, has not had and would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.
Section 3.10.    Approvals. Assuming the accuracy of Purchasers’ representations and warranties in ARTICLE IV, no clearances, expirations or terminations of waiting periods, non-actions,

waivers, qualifications, consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties is required (with or without notice or lapse of time, or both) to be obtained by the Company for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except those that the failure of which to obtain, individually or in the aggregate, would not reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.
Section 3.11.    Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 4.6 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchasers under this Agreement.
Section 3.12.    No Other Representations of the Zimmer Parties. Except for the representations and warranties contained in ARTICLE IV, the Company acknowledges that neither Zimmer Partners, the Purchasers nor any other Person on behalf of the Purchasers makes, or has made, any other express or implied representation or warranty with respect to the Purchasers or their subsidiaries and businesses or with respect to the transactions contemplated by this Agreement or with respect to any other information provided to the Company. The Company hereby disclaims, and specifically acknowledges and agrees to the disclaimer of, any such other representations or warranties, whether made by Zimmer Partners, the Purchasers or any of their Affiliates, or any of their respective shareholders, officers, directors, employees, agents or representatives, and of all liability and responsibility for any such other representation, warranty, projection, forecast, statement, or information made, communicated or furnished (orally or in writing) to the Company or its Affiliates or Representatives (including any opinion, information, projection or advice that may have been or may be provided to any of them).
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
The Zimmer Parties severally (and not jointly) hereby represent and warrant to the Company as follows:
Section 4.1.    Due Incorporation; Qualification. Each Zimmer Party has been duly incorporated or organized, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction in which it is chartered or organized.
Section 4.2.    Authority. Each Zimmer Party has all the requisite power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by each Zimmer Party. Assuming the due authorization, execution and delivery hereof by the Company, this Agreement constitutes a legal, valid and binding obligation of each Zimmer Party enforceable against each Zimmer Party in accordance with its terms, subject to the Bankruptcy and Equity Exception.
Section 4.3.    No Conflicts. The execution, delivery and performance of this Agreement by each Zimmer Party, and the consummation of the transactions contemplated hereby, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of any Zimmer Party, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which any Zimmer Party is a party or by which any Zimmer Party is bound or to which any of the property or assets of any Zimmer Party is subject; (ii) result in any violation of the provisions of the charter, by-laws or other organizational documents of any Zimmer Party; or (iii) result in any violation of any Law having jurisdiction over any Zimmer Party or any of its properties, except, in the case of clauses (i) and (iii), any such conflict, breach or violation which, if it did exist, would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.
Section 4.4.    Approvals. No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over any Zimmer Party or any of its properties is required to be obtained by any Zimmer Party for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except those that the failure of which to obtain, individually or in the aggregate, would not reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.
Section 4.5.    Ownership of Company Stock. Each Purchaser directly beneficially owns (as defined in Rule 13d-3 under the Exchange Act) the shares of capital stock of the Company set forth opposite such Purchaser’s name on Schedule II hereto, and Zimmer Partners indirectly beneficially owns all such shares of capital stock of the Company. Except as set forth on Schedule II hereto, as of the date hereof, none of the Zimmer Parties beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares of capital stock of the Company or contracts, options or other rights to acquire capital stock of the Company; provided, however, that funds that were not sponsored by Zimmer Partners or its affiliates but are advisory clients of Zimmer Partners may own capital stock of the Company or contracts, options or other rights to acquire capital stock of the Company that is not disclosed on Schedule II outside of such advisory relationship (such securities held outside of the advisory relationship, the “Excluded Securities”), and Zimmer Partners makes no representation as to such Excluded Securities. None of such advisory clients is an Affiliate of Zimmer Partners.
Section 4.6.    Purchase for Investment. Each Zimmer Party acknowledges that the Shares have not been registered under the Securities Act or under any state securities laws. Each Purchaser (including Zimmer Partners acting on its behalf) (i) is acquiring the Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Shares to any Person, (ii) will not sell or otherwise dispose of any of the Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws and in accordance with the requirements of ARTICLE VI of this Agreement, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Shares and of making an informed investment decision and (iv) is an institutional “accredited investor” (as that term is defined in Rule 501 promulgated under the Securities Act).
Section 4.7.    No Other Representations of the Company. Except for the representations and warranties contained in ARTICLE III, each Zimmer Party acknowledges that neither the Company nor any other Person on behalf of the Company makes, or has made, any other express or implied representation or warranty with respect to the Company or its subsidiaries and businesses or with respect to the transactions contemplated by this Agreement or with respect to any other information provided to the Purchaser. Each Zimmer Party hereby disclaims, and specifically acknowledges and agrees to the disclaimer of, any such other representations or warranties, whether made by the Company or any of its Affiliates, or any of their respective shareholders, officers, directors, employees, agents or Representatives, and of all liability and responsibility for any such other representation, warranty, projection, forecast, statement, or information made, communicated or furnished (orally or in writing) to the Zimmer Parties or their Affiliates or representatives (including any opinion, information, projection or advice that may have been or may be provided to any of them).

Section 4.8.    Further Acknowledgements. Each Zimmer Party further represents, warrants and acknowledges that: (a) each Purchaser is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act, (b) it has such knowledge and expertise in financial and business matter that it is capable of evaluating the risk and merits involved in an investment in the Shares, (c) it has conducted, to the extent it deemed necessary, an independent investigation of such matters as, in its judgment, is necessary for it to make an informed investment decision with respect to the Shares, the Company and the transactions contemplated hereby, (d) it has reviewed the Exchange Act Documents and has had an opportunity to ask questions of, and receive additional information from, the Company, with respect to its purchase of the Shares, (e) it acknowledges that (i) the Company will be filing the Proxy Statement that will include Excluded Information, (ii) the Company has not provided the purchaser with any of the Excluded Information and has made no representations with respect to such Excluded Information, and (iii) it has determined to proceed with the purchase of the Shares without the receipt of any Excluded Information, (f) it has determined that it has adequate information concerning the business and financial condition of the Company and any affiliates of the Company, and (g) except with respect to the express representations of the Company set forth in ARTICLE III of this Agreement, it has not relied upon the Company for any investigation into, assessment of, or evaluation with respect to the Shares, the Company and/or the transactions contemplated hereby.
ARTICLE V.
COVENANTS
Section 5.1.    Registration Rights. The Company and each Zimmer Party shall comply with the provisions contained in Exhibit A regarding the Registration Rights.
Section 5.2.    Listing of Shares. The Company shall cause the Shares to be listed on the New York Stock Exchange prior to the Closing Date. The Company shall cooperate with the Zimmer Parties and use commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under the rules and policies of the New York Stock Exchange to enable the listing of the Shares with the New York Stock Exchange as promptly as practicable following the execution of this Agreement.
Section 5.3.    Voting. Each Zimmer Party agrees that prior to the termination of the Merger Agreement and as long as there has not been a Company Change of Recommendation, each Purchaser (or Zimmer Partners on behalf of the Purchasers) shall vote the Shares beneficially owned by it (i) with respect to the Merger, as promptly as reasonably practicable after the Proxy Statement has been mailed, for the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger and (ii) for all other matters, as recommended by the board of directors of the Company, if the board of directors has made a recommendation with respect to such matter, so long as such Shares may be lawfully voted as so provided. For clarity, the Excluded Securities are not subject to the obligations in this Section 5.3.
Section 5.4.    Acquisition Proposals. Prior to the consummation of the Merger, Zimmer Partners shall not, on its behalf or on behalf of the Purchasers, make, initiate, solicit, participate in, support, encourage or facilitate any Acquisition Proposal.
Section 5.5.    Publicity. Prior to the consummation of the Merger, Zimmer Partners shall not, on its behalf or on behalf of the Purchasers, make any public comment regarding the Merger or the Company without the prior written consent of the Company (other than as required by applicable Law) and shall not engage in written or oral communications nor participate in any meetings or discussions with any intervenors in connection with any regulatory proceeding, or any regulatory authority or rating agencies with respect to the Company or the Merger.

Section 5.6.    WKSI Status. The Company shall use its reasonable best efforts to maintain its status as a “well-known seasoned issuer,” and shall not become an “ineligible issuer” (as such terms are defined in Rule 405 under the Securities Act).
Section 5.7.    Expenses. The Company and each Zimmer Party each shall bear their own expenses and legal fees with respect to this Agreement and the transactions contemplated hereby.
Section 5.8.    Cooperation.  The Company and the Zimmer Partners shall use their reasonable best efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transaction contemplated by this Agreement as promptly as practicable. The Company and Zimmer Partners, on its behalf and on behalf of the Purchasers, also will coordinate and cooperate with each other in providing such information and assistance as the other party may reasonably request in connection with any notice, registration, update, application or filing due to or required by a Governmental Entity under applicable Law.

Section 5.9.    Public Announcement.  The Company and Zimmer Partners shall (1) consult with each other prior to issuing any press releases or otherwise making public announcements with respect to this Agreement or the transactions contemplated by this Agreement, (2) provide to each other for review a copy of any such press release or public statement, (3) not issue any such press release or public statement prior to providing each other with reasonable period of time to review and comment on such press release or public statement, and (4) not issue any such press release or public statement or make any filings with any third party and/or any Governmental Entity (including any national securities exchange or interdealer quotation service) with respect thereto without the prior written consent of the other parties hereto (such consent not to be unreasonably withheld, conditioned or delayed), except as may be required, on the advice of counsel, by law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service or by the request of any Governmental Entity; provided, however, that in each such case, the party required to make such disclosure will, to the extent practicable and not prohibited by applicable law, promptly inform the other parties in writing in advance of such required disclosure and provide such other parties with a copy of the proposed disclosure and consult with such other parties and consider such other parties’ comments in good faith prior to making such disclosure.

Section 5.10.    Taxes.  The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any Shares to the Purchasers made under this Agreement.

ARTICLE VI.
TRANSFER RESTRICTIONS
Section 6.1.    Lock-Up Period. From June 24, 2025 to, but excluding, August 15, 2025 (the “Lock-Up Period”), no Purchaser shall (i) sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares (each, a “Transfer”) or (ii) enter into any swap or other arrangement that transfers to another the economic consequences of ownership of the Shares. During the Lock-Up Period, the Company will not sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any capital stock, voting securities or securities convertible into, exercisable for, or exchangeable for, any capital stock or voting securities of the Company other than (i) the issuance of the Shares to the Purchasers pursuant to this Agreement, or (ii) the issuance and/or sale of Company Common Stock pursuant to the terms of any employee stock option plan, stock ownership plan, dividend reinvestment plan, long-term incentive plan, or any other similar plan of the Company in effect as of the date hereof, or the issuance of Company Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding as of the date hereto.

ARTICLE VII.
SPECIFIC PERFORMANCE
Section 7.1.    Specific Performance.
(a)    The parties to this Agreement agree that irreparable damage for which monetary damages, even if available, may not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties to this Agreement acknowledge and agree that the parties hereto shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (including the issuance, sale and delivery to each Purchaser, and each Purchaser’s purchase from the Company, of the Shares as set forth on Schedule I, and payment by such Purchaser to the Company of the Per Share Price for each Share purchased by such Purchaser), without any requirement for obtaining, furnishing or posting any bond or other security, this being in addition to any other remedy to which they are entitled at law or in equity. The parties to this Agreement hereby further acknowledge and agree that prior to the Closing, the Company shall be entitled to seek specific performance to enforce specifically the terms and provisions of, and to prevent or cure breaches of the terms of this Agreement by the Purchasers and to cause the Purchasers to consummate the transactions contemplated hereby, including its obligations pursuant to Section 5.3, Section 5.4, and Section 5.5 and ARTICLE VI and its obligation to effect the Closing in accordance with ARTICLE II, on the terms and subject to the conditions in this Agreement.
(b)    Each of the parties hereto agrees that it will not raise any objections to the availability of the equitable remedy of specific performance or other equitable relief as provided herein, including objections on the basis that (i) a party has an adequate remedy at law or equity or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity. The remedies available to the Company pursuant to this Section 7.1 shall be in addition to any other remedy to which it is entitled at law or in equity.
ARTICLE VIII.
GENERAL PROVISIONS
Section 8.1.    Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that delivery by e-mail shall be deemed to have been duly given upon receipt only if confirmed by e-mail or telephone:
(a)    if to any Zimmer Party:
c/o Zimmer Partners, LP
9 West 57th St, 33rd Floor
New York, NY 10019
Attention: Jelena Napolitano

Email: jnapolitano@zimmerpartners.com
(b)    if to the Company:
TXNM Energy, Inc.
414 Silver Ave. SW
Albuquerque, NM 87102-3289
Attn:    Brian G. Iverson, Esq.
Senior Vice President, General Counsel & Secretary
Email: brian.iverson@txnmenergy.com
with an additional copy (which shall not constitute notice) to:

Troutman Pepper Locke LLP
1001 Haxall Point
15th Floor
Richmond, VA 23219
Attn:     R. Mason Bayler, Jr.
Coburn R. Beck
Heather M. Ducat
Email:     mason.bayler@troutman.com
    coby.beck@troutman.com
    heather.ducat@troutman.com
Section 8.2.    Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.
Section 8.3.    Severability. If any term or other provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, this Agreement shall be interpreted as to effect the original intent of the parties as closely as possible to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.
Section 8.4.    Interpretation. When a reference is made in this Agreement to Sections, Schedules or Exhibits, such reference shall be to a Section, Schedule or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” if they are not already followed by such words.
Section 8.5.    Counterparts; Effect. This Agreement may be executed and delivered (including by facsimile transmission, “.pdf,” or other electronic transmission) in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 8.6.    No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each arty hereto and their successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.
Section 8.7.    Governing Law. This Agreement, and all claims or causes of action (whether at Law, in contract or in tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by, and construed in accordance with, the Laws of the State of Delaware (without giving effect to choice of law principles thereof or of any other jurisdiction that would mandate or permit the application of the Laws of any jurisdiction other than the State of Delaware).
Section 8.8.    Venue. Each of the parties irrevocably (a) agrees that it shall bring any and all actions or proceedings in respect of any claim arising out of, related to, or in connection with, this Agreement or the transactions contemplated by this Agreement, whether in tort or contract or at law or in equity, exclusively in Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware or, if such court shall not have or declines to accept jurisdiction over a particular matter, then any federal court within the State of Delaware, (b) submits with regard to any such action or proceeding, generally and unconditionally, to the personal jurisdiction of such courts and agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the courts described above, and (d) consents to service being made through the notice procedures set forth in Section 8.1. The Company hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 8.1 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby. Each party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 8.8, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable Law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable Law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each party expressly acknowledges that the foregoing waiver is intended to be irrevocable under the Laws of the State of Delaware and of the United States of America; provided, that each such party’s consent to jurisdiction and service contained in this Section 8.8 is solely for the purpose referred to in this Section 8.8 and shall not be deemed to be a general submission to said courts or in the State of Delaware other than for such purpose.
Section 8.9.    Waiver of Jury Trial and Certain Damages. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PURCHASER OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF.

Section 8.10.    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by a duly authorized officers of each of the parties hereto as of the date first written above.

TXNM ENERGY, INC.

By: _/s/ Joseph D. Tarry______________
Name: Joseph D. Tarry
Title: President and Chief Operating Officer

ZIMMER PARTNERS, LP

By: _/s/ Stuart J. Zimmer_____________
    Name: Stuart J. Zimmer
    Title: Authorized Signatory

ZP MASTER UTILITY FUND, LTD.
By: Zimmer Partners, LP, as Investment Manager

By: _/s/ Stuart J. Zimmer_____________
    Name: Stuart J. Zimmer
    Title: Authorized Signatory

ZIMMER MASTER INFRASTRUCTURE FUND, LP

By: Zimmer Partners, LP, as Investment Manager

By: _/s/ Stuart J. Zimmer_____________
    Name: Stuart J. Zimmer
    Title: Authorized Signatory

ZP MASTER MIDCAP FUND, LTD.

By: Zimmer Partners, LP, as Investment Manager

By: _/s/ Stuart J. Zimmer_____________
    Name: Stuart J. Zimmer
    Title: Authorized Signatory

COMPASS OFFSHORE SAV II PCC LIMITED

By: Zimmer Partners, LP, as Sub-Adviser

By: _/s/ Stuart J. Zimmer_____________
    Name: Stuart J. Zimmer
    Title: Authorized Signatory

COMPASS SAV II L.L.C.

By: Zimmer Partners, LP, as Sub-Adviser

By: _/s/ Stuart J. Zimmer_____________
    Name: Stuart J. Zimmer
    Title: Authorized Signatory

SCHEDULE I
PURCHASERS AND PURCHASED SHARES

Name	Number of Shares of Company Common Stock Purchased	Total Purchase Price
ZP Master Utility Fund Ltd.	2,529,101	139,922,513
Zimmer Master Infrastructure Fund, LP	444,263	24,578,850
ZP Master MidCap Fund, Ltd.	290,712	16,083,641
Compass Offshore SAV II PCC Limited	140,371	7,766,026
Compass SAV II L.L.C.	210,556	11,649,011
TOTAL	3,615,003	200,000,041

SCHEDULE II
OWNERSHIP OF COMPANY STOCK

Name	Number of the Company’s 5.75% junior subordinated convertible notes due 2054
ZP Master Utility Fund Ltd.	65,350
Zimmer Master Infrastructure Fund, LP	10,920
ZP Master MidCap Fund, Ltd.	9,300
Compass Offshore SAV II PCC Limited	3,779
Compass SAV II L.L.C.	5,673
Total	95,022

EXHIBIT A
REGISTRATION RIGHTS

Section 1.    Effectiveness of Registration Rights. The registration rights pursuant to Section 2(a) hereof shall become effective on the Closing Date. Terms which are used but not defined in this Exhibit A have the meanings ascribed to them in Article I of the Stock Purchase Agreement, dated as of June 24, 2025, by and among the Company, Zimmer Partners and each Purchaser named therein.
Section 2.    Registration Rights Generally.
(a)    Shelf Registration. Subject to Section 2(b), the Company shall cause to be filed, no later than five (5) Business Days after the Company files its Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2025 with the Securities and Exchange Commission, a registration statement on Form S-3 (or any successor form) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”) with respect to resales of Registrable Shares by any holder of Registrable Shares (“Holders”); provided, that if the Company is a “well-known seasoned issuer” on the date the Shelf Registration Statement is filed pursuant to this Section 2(a), such Shelf Registration Statement shall be an “automatic” Shelf Registration Statement. Unless such Shelf Registration Statement shall become automatically effective, the Company shall use commercially reasonable efforts to cause the Shelf Registration Statement to become or be declared effective by the SEC for all of the Registrable Shares covered thereby as promptly as practicable following such filing. The Company shall use commercially reasonable efforts to maintain the Shelf Registration Statement (or a successor registration statement filed with respect to the Registrable Shares) effective (including by filing a new Shelf Registration Statement if the initial Shelf Registration Statement expires) in order to permit the prospectus forming a part thereof to be lawfully delivered and the Shelf Registration Statement to be usable for the resale of the Registrable Shares all Registrable Shares are sold pursuant to such registration statement. The Company shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement or if required by the Securities Act.
(b)    (c) Blackout Period. Notwithstanding Section 2(a) above, if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer or the Chief Financial Officer of the Company (each, a “Blackout Notice”) stating that the Company is in possession of material non-public information, the Company shall be entitled to suspend the use of the registration statement or delay the delivery or filing, but not the preparation, of any registration statement or any amendment or supplement to the registration statement or otherwise delay the completion of any sale of Registrable Shares pursuant to the registration statement for a reasonable period of time, but not to exceed 60 consecutive days or exceed 105 total days in a year (the “Blackout Period”); provided, however, that any Blackout Period shall only be effective when and for so long as other holders, if any, of registration rights with respect to the Company’s securities are restricted from exercising their registration rights to the same or greater extent as the Holders. Upon receipt of a Blackout Notice, the Holders shall not effect sales of Registrable Shares pursuant to the registration statement. The Company shall promptly deliver written notice to the Holders of the expiration or earlier termination of any Blackout Period and shall take such other reasonable actions to permit registered sales of Registrable Shares as contemplated in this Agreement.

Section 3.    Registration Mechanics.
(a)    Company Obligations. In connection with any registration of Registrable Shares pursuant to Section 2, the Company shall:
(i)    Notify the Holders (i) of the filing of a registration statement, (ii) promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or an amendment or supplement to the registration statement or any prospectus forming a part of such registration statement has been filed (other than any amendment or supplement resulting from the filing of a document incorporated by reference therein) and (iii) the receipt of any transmittal letters, written comments from or other correspondence with the SEC with respect to any filing referred to in clause (i) and any written request by the SEC for amendments or supplements to such registration statement or any prospectus or prospectus supplement thereto;
(ii)    prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act and the rules promulgated thereunder with respect to the sale or other disposition of all of the securities proposed to be registered by such registration statement;
(iii)    furnish to the Holders as far in advance as reasonably practicable before filing such number of copies of any prospectus (including preliminary, amended and supplemental prospectuses and any “issuer free writing prospectuses” (as such term is defined in Rule 433 under the Securities Act)) and conformed copies of the registration statement (including amendments or supplements thereto and, in each case, all exhibits) and such other documents as it may reasonably request, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain effective, and provide such Holders the opportunity to comment on any information pertaining to such Holders and its plan of distribution that is contained therein and make corrections reasonably requested by such Holders with respect to such information;
(iv)    after such registration statement becomes effective, notify each selling Holder of any written comments received from the SEC or any request by the SEC that the Company amend or supplement such registration statement or prospectus;
(v)    (A) use its best efforts to register or qualify the Registrable Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Holders shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such Holders to consummate the disposition of Registrable Shares in such jurisdictions and (B) keep such registration or qualification in effect for so long as the registration statement remains in effect; provided, however, that the Company shall not be obligated to qualify to do business as a foreign corporation under the laws of any jurisdiction in which it shall not then be qualified or to file any general consent to service of process in any jurisdiction in which such a consent has not been previously filed;
(vi)    use its reasonable best efforts to cause all Registrable Shares proposed to be registered by such registration statement to be registered with or approved by such other federal or state government agencies or authorities as may be necessary in the opinion of counsel to the Company to enable the Holders to consummate the disposition of such Registrable Shares;

(vii)    notify the Holders any time (i) a prospectus relating to the offering of Registrable Shares is required to be delivered or filed under the Securities Act upon discovery that, or upon the occurrence of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material facts required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made, and (subject to the good faith determination of the board of directors of the Company as to whether to cease all sales under such registration statement); (ii) the issuance or threat of issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Shares for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Company shall prepare and furnish to the Holders as promptly as practicable a reasonable number of copies of a supplement to or an amendment of such prospectus or take other appropriate action as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made;
(viii)    if reasonably required by the Company’s transfer agent, use reasonable best efforts to promptly deliver any authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to transfer Registrable Shares without legend, in accordance with applicable law, upon sale by Holders of such Registrable Shares;
(ix)    if requested by Holders in connection with any transaction involving any Registrable Shares (including any sale or other transfer of such Registrable Shares without registration under the Securities Act, pledges pursuant to margin loans, hedges or other transactions or arrangements (including, without limitation, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined)), provide such Holders with customary and reasonable assistance to facilitate such transaction, including, without limitation such action as such Holders may reasonably request from time to time to enable such Holder to sell Registrable Shares without registration under the Securities Act;
(x)    cooperate with and assist any Holder to facilitate the transfer of such Holder’s Registrable Shares to a DTC brokerage account as reasonably requested by such Holder (including the delivery of instruction letters by the Company or its counsel to the Company’s transfer agent, the delivery of customary legal opinions by counsel to the Company and the delivery of such Registrable Shares without restrictive legends), provided, that the Holder shall (i) deliver such documents and undertakings reasonably requested by the Company, its counsel or its transfer agent in connection with such request and (ii) agree not to sell such shares unless an effective registration statement is on file with the SEC or there is an applicable exemption from registration for such sale under the Securities Act or the rules promulgated thereunder;
(xi)    use reasonable efforts to comply with all applicable rules and regulations of the SEC; and
(xii)    cause the Registrable Shares covered by such registration statement to be listed on the New York Stock Exchange and on any other principal securities exchange on which Company securities of the same class as the Registrable Shares are then listed.
(b)    Holder Obligations. Each Holder agrees that:

(i)    it shall be a condition precedent to the obligations of the Company to complete the registration pursuant hereto with respect to any Holder’s Registrable Shares that the Holder shall furnish to the Company such information regarding Holder, the Registrable Shares held by Holder and the intended method of disposition of the Registrable Shares held by the Holder as shall be reasonably required to effect the registration of such Registrable Shares and shall execute such documents in connection with such registration as the Company may reasonably request. At least 10 Business Days prior to the first anticipated filing date of the registration statement, the Company shall notify the Holders of the information the Company requires from each Holder (the “Requested Information”) if any of such Holder’s Registrable Shares are eligible for inclusion in the registration statement. If at least 2 Business Days prior to the filing date the Company has not received the Requested Information from any such Holder (at such time Holder becoming a “Non-Responsive Holder”), then the Company may file the registration statement without including the Non-Responsive Holder’s Shares but shall not be relieved of its obligation to file a registration statement with the SEC relating to the Shares of Non-Responsive Holder promptly after Non-Responsive Holder provides the Requested Information;
(ii)    it shall not prepare or use any “free writing prospectus” (as such term is defined in Rule 405 under the Securities Act) unless any and all issuer information included therein has been approved by the Company (such approval not to be unreasonably withheld);
(iii)    as promptly as practicable after becoming aware of such event, it shall notify the Company of the occurrence of any event, as a result of which the prospectus included in a registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and
(iv)    upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 3(a)(vii), it will forthwith discontinue its disposition of Registrable Shares pursuant to the registration statement relating to such Registrable Shares until it receives copies of the supplemented or amended prospectus contemplated by Section 3(a)(vii) and, if so directed by the Company, it will deliver to the Company all copies then in their possession of the prospectus relating to such Registrable Shares, current at the time of receipt of such notice.
Section 4.    Expenses. The Company shall pay or cause to be paid all of the Company’s fees and expenses in connection with any registration of Registrable Shares pursuant to the Registration Rights (including, without limitation, all registration and filing fees, all printing costs, all fees and expenses of counsel and independent accountants for the Company and all fees and expenses of complying with securities or blue sky laws). The Company shall have no responsibility for any fees or expenses of any Holder (including, without limitation, any fees of counsel for any Holders and any sales commissions) in connection with any sale by any Holder of the Registrable Shares.
Section 5.    Indemnification and Contribution.
(a)    Indemnification by the Company. With respect to any offering and sale registered pursuant to these Registration Rights, the Company agrees to indemnify and hold any selling Holder of the Registrable Shares under such registration, and each Person who controls any of the foregoing within the meaning of Section 15 of the Securities Act, and any directors and officers of the foregoing, harmless against any and all losses, claims, damages, or liabilities (including reasonable legal fees and other reasonable expenses incurred in the investigation and defense thereof) to which they or any of them may become subject under the Securities Act or otherwise (collectively “Losses”), insofar as any such Losses shall arise out of or shall be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such Registrable Shares, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the prospectus relating to the sale of such Registrable Shares, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification contained in this Section 5 shall not apply to such Losses which shall arise out of or shall be based upon any such untrue statement, or any such omission or alleged omission, which shall have been made in reliance upon and in conformity with information furnished in writing to the Company by any selling Holder specifically for use in connection with the preparation of the registration statement or prospectus contained in the registration statement or any such amendment thereof or supplement therein.
(b)    Indemnification by the Holders. In the case of each offering and sale registered pursuant to these Registration Rights, any selling Holder participating therein shall severally and not jointly indemnify and hold harmless the Company and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, and the directors and officers of the Company, with respect to any statement in or omission from such registration statement or prospectus contained in such registration statement (as amended or as supplemented, if amended or supplemented as aforesaid) if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to the Company by any selling Holder specifically for use in connection with the preparation of such registration statement or prospectus contained in the registration statement or any such amendment thereof or supplement thereto.
(c)    Notice. Each party indemnified under this Section 5 shall promptly after receipt of notice of the commencement of any claim against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnified party in writing of the commencement thereof. The failure of any indemnified party to notify an indemnifying party shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity contained in this Section 5, unless (and only to the extent) the indemnifying party was prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability which it may have to such indemnified party. In case any action in respect of which indemnification may be sought hereunder shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may desire, jointly with any other indemnifying party similarly notified, to assume the defense thereof through counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to those available to such indemnifying party in which event the indemnifying party shall not be entitled to assume the defense thereof with respect to such defenses). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any claim or pending or threatened proceeding in respect of which the indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such claim or proceeding.
(d)    Contribution. If the indemnification provided for in this Section 5 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless from any Losses in respect of which this Section 5 would otherwise apply by its terms (other than by reason of exceptions provided herein), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the offering to which such contribution relates; provided, however, that the maximum amount of liability in respect of such contribution shall be limited in the case of a Holder to the net proceeds (after deducting selling discounts and commissions) received by such Holder in connection with such offering. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the offering to which such contributions relates as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, each party’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted, and the opportunity to correct and prevent any statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding to the extent such party would have been indemnified for such expenses if the indemnification provided for in this Section 5 was available to such party. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
Section 6.    Exchange Act Reports. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees, subject to the final paragraph of this Section 6, to use its reasonable best efforts to take such action as any Holder may reasonably request to sell Registrable Shares without registration and to:
(a)    make and keep public information available, as those terms are understood and defined in Rule 144, at all times, and take all action as may be required as a condition to the availability of Rule 144;
(b)    so long as a Holder owns any Registrable Shares, furnish to any Holder upon its reasonable written request a written statement certifying the Company’s compliance with the reporting requirements of Rule 144 or any similar rule, and a copy of the most recent annual, periodic or current report of the Company filed pursuant to the Exchange Act and such other reports and documents as reasonably requested by such Holder in availing itself of any rule or regulation of the SEC allowing the sale of the Registrable Shares without registration; and
(c)    facilitate and expedite transfers of Registrable Shares sold pursuant to SEC Rule 144, including providing timely notice to its transfer agent to expedite such transfers.
The obligations described in this Section 6 shall not apply during the Lock-Up Period.
Section 7.    Assignment. Neither the Company nor any Holder shall assign all or any part of the Registration Rights without the prior written consent of the other party.